EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                      Contact:
                                                      Robert B. Lewis
                                                      (203) 406-3160



                SILGAN HOLDINGS APPROVES TWO-FOR-ONE STOCK SPLIT


STAMFORD, CT, (August 15, 2005) -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors declared a two-for-one stock split of the issued Common Stock of the Company, to be effected in the form of a stock dividend. Stockholders of record at the close of business on September 1, 2005 will be issued one additional share of Common Stock of the Company for each share of Common Stock owned on that date. Such additional shares will be distributed on September 15, 2005.

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Silgan  Holdings is a leading  North  American  manufacturer  of consumer  goods packaging products with annual net sales of $2.4 billion in 2004. Silgan operates 60 manufacturing facilities in the U.S. and Canada. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products and of metal and plastic closures for food and beverage products.

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